Exhibit 99.1

Summary of Compensatory Arrangements with Executive Officers

Executive Officer	Annual Salary
Leo Berlinghieri, Chief Executive Officer and President	$530,000

Gerald G. Colella, Vice President, Chief Business Officer and Acting Group VP, PRG Products	$365,000

John T.C. Lee, Group VP CIT Products	$275,000

John A. Smith, Vice President and Chief Technology Officer	$295,000

William D. Stewart, Vice President & General Manager, Vacuum Products and PFM&C Products	$260,000

Ronald C. Weigner, Vice President, Chief Financial Officer and Treasurer	$275,000